UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 12, 2015

MOTIVATING THE MASSES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187554	88-0410660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Palomar Airport Road, Suite 300 Carlsbad, California	92011
(Address of principal executive offices)	(Zip Code)

(760) 931-9400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)  The Board of Directors (the “Board”) of Motivating the Masses, Inc. (the “Company”) appointed Scott M Ryder Jr, age 46, as the Company’s Chief Financial Officer, effective October 15 2015. Mr. Ryder was previously employed by The ManKind Project USA, a global nonprofit charitable organization that conducts programs for men, where he served as Chief Financial Officer from 2014 to 2015. Prior to his time at The ManKind Project USA, Mr. Ryder worked with D.A. Davidson & Co, a brokerage firm, where he served as Operating Officer from 2012 to 2013, and McGladrey Capital Markets, an investment banking and financial services firm, where he served as Chief Operating Officer and Chief Compliance Officer from 2006 to 2012. Mr. Ryder holds a B.A. in Economics from the University of Redlands and a M.B.A. from The Paul Merage School of Business at U.C. Irvine.

Mr. Ryder will replace Alex Henderson. Mr. Henderson’s resignation is not due to a disagreement with the Company or any of its directors regarding the Company’s operations, policies or practices.

On October 12, 2015, the Company entered into an employment agreement with Mr. Ryder pursuant to which he will serve as the Company’s Chief Financial Officer (the “Agreement”). The Agreement provides for an initial term of one year, which term shall automatically renew for successive one-year terms unless either Mr. Ryder or the Company provides at least ninety (90) days’ written notice of an intention not to renew. The Company may terminate Mr. Ryder’s employment with or without Cause (as defined in the Agreement). If Mr. Ryder’s employment is terminated without Cause and in the absence of a disability, he shall receive his base salary for a period of (i) six (6) months following such termination if such termination occurs after he was employed by the Company for six (6) months, (ii) nine (9) months following such termination if such termination occurs after he was employed by the Company for nine (9) months or (iii) one (1) year following such termination if such termination occurs after he was employed by the Company for one (1) year. Mr. Ryder shall have the right to resign for Good Reason (as defined in the Agreement).

Pursuant to the Agreement, Mr. Ryder will receive a base salary of $150,000 during the initial term, subject to review by the Board on an annual basis. Mr. Ryder will be entitled to receive a quarterly bonus in the amount of 1% of the Company’s gross revenue. Mr. Ryder will also be reimbursed for all business and travel expenses.

The foregoing summary does not constitute a complete summary of the terms of the Agreement, and reference is made to the complete text of the Agreement that will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.  The Agreement is incorporated herein by reference.

A copy of the press release announcing the changes described above is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Motivating the Masses, Inc. press release, dated October 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVATING THE MASSES, INC.

Date: October 20, 2015	By:	/s/ Lisa Nichols
Name: Lisa Nichols
Title: Chief Executive Officer